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                                                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-22217) of Overland Data, Inc. of our report dated August 3, 1999 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated August 3, 1999 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

San Diego, California
September 27, 1999